[GRANT THORNTON LLP LETTERHEAD]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






We have issued our report dated January 28, 2004 accompanying the consolidated financial statements of Synergy Financial Group, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2003 which are incorporated by reference in this Registration Statement of the aforementioned report.







                                                     /s/Grant Thornton LLP
                                                     ---------------------------
May 17, 2004                                         Grant Thornton LLP

Philadelphia, Pennsylvania